EXHIBIT 99.1
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                       QUIZNO'S(R) Elects New Board Member

     DENVER, Colo. - September 26, 2000 - The Board of Directors of The Quizno's Corporation (Nasdaq: QUIZ) based here, today elected John Todd to the Quizno's board of directors.

Certain information in this release are forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future in a material way. Such risks and uncertainties include, without limitation, the effect of national and regional economic and market conditions in the U.S. and the other countries in which we franchise Restaurants, costs of labor and employee benefits, costs of marketing, the success or failure of marketing efforts, costs of food and non-food items used in the operation of the Restaurants, intensity of competition for locations and Franchisees, as well as customers, perception of food safety, spending patterns and demographic trends, legal claims and litigation, the availability of financing for the Company and its Franchisees at reasonable rates, the availability and cost of land and construction, legislation and governmental regulations, and accounting policies and practices. Many of these risks are beyond the control of the Company. Such risks are detailed from time to time in the Company's reports filed with the SEC, including the Report on Form 10-KSB for the year ended September 30, 1999.

For More Information Contact:
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Sue Hoover, EVP Corporate Communications
The Quizno's Corporation
720-359-3374